                                                                 EXHIBIT 10.5(e)


                                 Amendment No. 4
                                     to the
                          CIGNA CORPORATION STOCK PLAN

The Plan is hereby amended to read as follows:

         8.5  AWARDS NOT ASSIGNABLE.

         (a) No derivative security (as defined in rules promulgated under Section 16 of the Securities Exchange Act of 1934), including any right to receive Common Stock (such as options, stock appreciation rights or similar rights) or any right to payment pursuant to this Plan, shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any other attempted assignment or alienation shall be void and of no force or effect. Any right to receive Common Stock or any other derivative security (including options, stock appreciation rights or similar rights) shall be exercisable during a Participant's lifetime only by the Participant or by the Participant's guardian or legal representatives.

         (b) Notwithstanding the restrictions set forth above in Section 8.5(a), the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment of an existing grant, including, without limitation, grants made before the effective date of this Section 8.5(b)) derivative securities which may be transferred without consideration by the Participant during his lifetime to any member of his immediate family, to a trust established for the exclusive benefit of one or more members of his immediate family, to a partnership of which the only partners are members of his immediate family, or to such other person as the Committee shall permit. In the case of a grant, the written documentation containing the terms and conditions of such derivative security shall state that it is transferable, and in the case of an amendment to an existing grant, such amendment shall be in writing. A derivative security transferred as contemplated in this Section 8.5(b) may not be subsequently transferred by the transferee except by will or the laws of descent and distribution and shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant grant. However, the Committee, in its sole discretion at the time the transfer is approved, may alter the terms and limitations of the relevant grant and establish such additional terms and conditions as it shall deem appropriate. As used in this subparagraph, "immediate family" shall mean, with respect to any person, a spouse, any child, stepchild or grandchild, and shall include relationships arising from legal adoption.